Exhibit 10.14
CONFIDENTIAL DOCUMENT
SEPTEMBER 24, 2009
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (this “Agreement”), is made this 24th day of September, 2009, (the “Effective Date”) by and between William Van Valkenberg, an individual resident of the State of Washington, (the “Executive”) with a residence at [***] and RealPage, Inc., a Delaware corporation (the “Employer”), having its chief offices at 4000 International Parkway, Carrollton, Texas 75007.
     WHEREAS, Employer desires to retain the services of Executive on the terms and conditions hereinafter set forth; and
     WHEREAS, Executive desires to furnish services to Employer on the terms and conditions hereinafter set forth; and
     WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship between Executive and Employer.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereby agree as follows:
1. Employment. Employer hereby agrees to employ Executive, and Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.
2. Employment Screening. Executive shall successfully complete a pre-employment drug test, pre-employment consumer report verification, and the Employer new hire paperwork.
3. Employment Period. The period during which Executive shall furnish services to Employer hereunder (the “Employment Period”) shall commence on the Effective Date and shall end on the Date of Termination (as defined in Section 8(b) below). Nothing in this Section shall limit the right of Employer or Executive to terminate Executive’s employment hereunder on the terms and conditions set forth in Section 7 hereof.
4. Position and Duties.
          (a) Office; Reporting; Duties. During the Employment Period, Executive shall serve as Executive Vice President, Secretary and Chief Legal Officer, and shall report to the Chief Executive Officer of Employer. Executive shall have those powers, duties and perquisites consistent with a senior management position and such other powers and duties as may be prescribed by the Chief Executive Officer of Employer, provided that such other powers and duties are consistent with the scope, dignity and perquisites of Executive’s position.
          (b) Commitment of Full Time Efforts. Executive agrees to devote substantially his full working time, attention and energies to the performance of his duties for Employer,

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provided,however, that it shall not be a violation of this Agreement for Executive to (i) serve on civic or charitable boards or committees, (ii) serve on corporate boards or committees, with the prior consent of Employer, which consent shall not be unreasonably withheld, (iii) give speeches and make media appearances to discuss matters of public interest (so long as such shall not involve Employer in matters of political, religious or social controversy), and (iv) manage his personal investments, in each case so long as the foregoing activities do not interfere materially with the performance of Executive’s responsibilities in accordance with this Agreement.
5. Place of Performance. Executive shall perform his duties for Employer at Employer’s corporate offices at 4000 International Parkway, Carrollton, Texas 75007, or at any other address in Dallas County or Collin County, Texas to which the corporate offices may be moved in the future.
6. Compensation and Related Matters.
          (a) Base Salary. As compensation for the performance by Executive of his obligations hereunder, during the Employment Period, Employer shall pay Executive a base salary at a rate not less than Twenty-five Thousand and no/100ths Dollars ($25,000.00) per month, or Three Hundred Thousand and no/100ths Dollars (US$300,000.00) on an annualized basis (the base salary, at the rate in effect from time to time, is hereinafter referred to as the “Base Salary”). Base Salary shall be paid in approximately equal installments in accordance with Employer’s customary payroll practices and legal requirements regarding withholding and deductions. During the Employment Period, the Base Salary shall be reviewed no less frequently than annually (commencing in 2010) to determine whether the same should be adjusted in light of the duties, responsibilities and performance of Executive and other relevant factors.
          (b) Annual Bonus. Beginning for the calendar year in 2009, which will be calculated on a pro rata basis based on the commencement date of Executive’s employment, Executive shall be eligible to receive an annual bonus under the terms of the Employer Management Incentive Plan (“Plan”) of 50% of his Base Salary for achievement of Plan at 100%, with the potential to receive up to 100% of his Base Salary if the performance criteria for this potential is achieved as set forth in the Plan. To be eligible for the Annual Bonus, Executive must be employed by Employer on December 31 of the year with regard to which the Annual Bonus is applicable and must be employed on the date the Annual Bonus is paid.
          (c) Grant of Option to Purchase Common Stock. The President shall recommend to the Compensation Committee of Employer’s Board of Directors that it should grant to Executive, an option (the “Option”) to purchase Three Hundred Thousand (300,000) shares of Employer’s common stock (“Common Stock”) with a grant date as of the Committee’s action and an exercise price of not less than fair market value of Employer’s Common Stock on the date of grant. The Option shall be subject to the Amended and Restated RealPage, Inc. 1998 Stock Incentive Plan (the “Plan”) and the Non-Qualified Stock Option Agreement issued pursuant to the Plan, a copy of which Non-Qualified Stock Option Agreement is attached as Exhibit A hereto.

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          (d) Relocation Bonus. Executive shall commence working full-time at Employer’s headquarters office no later than September 29, 2009. Employer will pay on Executive’s behalf relocation expenses in accordance with Employer’s standard relocation policy in an amount up to One Hundred Twenty-five Thousand Dollars (US$125,000.00) (“Relocation Expenses”), subject to Employer’s customary payroll practices and legal requirements regarding withholding. Executive shall submit promptly to Employer invoices, but in any event no later than two weeks prior to any due date for such invoices, for actual incurred Relocation Expenses, and Employer shall remit payment for such Relocation Expenses in accordance with its standard accounts payable practices, but in any event no later than the due date of the invoice. “Relocation Expenses “ shall include, inter alia, the cost of Employer and his family’s relocation to the Dallas/Ft. Worth metroplex, but does include payment of commissions, points or other costs associated with buying or selling a home. Until Executive relocates, Employer will (i) rent a furnished two bedroom apartment within proximity of the office in Carrollton for his use and (ii) reimburse the cost of travel of Executive and his spouse between Seattle, Washington, and Dallas, Texas, in accordance with Employer’s standard travel policy. Given that trips to the headquarters office can be scheduled, Executive and his spouse shall use commercially reasonable efforts to take advantage of reduced airfares. Employer also will reimburse Executive prior to relocation the cost of an automobile rental for the time Executive is in Carrollton
          (e) Expenses and Vacations. Employer, according to its standard travel policy, shall reimburse Executive for all reasonable, in-policy business expenses upon the presentation of itemized statements of such expenses. Executive shall be entitled to three weeks paid vacation per year, in accordance with Employer’s vacation policy and practice applicable to senior executives of Employer.
          (f) Fringe Benefits and Perquisites. During the Employment Period, Employer shall make available to Executive the fringe benefits and perquisites that are made available to other senior Executives of Employer.
          (g) Other Benefits. During the Employment Period, Executive shall be eligible to participate in all other employee welfare benefit plans and other benefit programs (including group life insurance, medical and dental insurance, and accident and disability insurance) made available generally to employees or senior executives of Employer.
7. Termination. Executive’s employment hereunder may be terminated under the following circumstances, in each case subject to the provisions of this Agreement:
          (a) Death. Executive’s employment hereunder shall terminate upon his death.
          (b) Disability. If, as a result of Executive’s incapacity due to physical or mental disability, Executive shall have been absent from his duties hereunder on a full-time basis (i) for a period of six consecutive months or (ii) for shorter periods aggregating six months during any twelve month period, and, in either case, within thirty (30) days after written Notice of Termination (as

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described in Section 8(a) hereof) is given, Executive shall not have returned to the performance of his duties hereunder on a full-time basis, Employer may terminate Executive’s employment hereunder for “Disability.”
          (c) Cause. Employer may terminate Executive’s employment hereunder for Cause. In the event of a termination under this Section 7(c), the Date of Termination shall be the date set forth in the Notice of Termination. For purposes of this Agreement, “Cause” means the occurrence of any of the following events: (i) Executive’s conviction of a felony; (ii) Executive’s making a materially false statement to Employer’s auditors or legal counsel; (iii) Executive’s falsification of any corporate document or form; (iv) any material breach by Executive of Executive’s material obligations to Employer or of any published policy of Employer, which breach is not cured within ten (10) days after receipt of written notice of breach; (v) any material breach by Executive of the provisions of this Agreement, which breach is not cured within ten (10) days after receipt of written notice of breach; (vi) Executive’s making a material misrepresentation of fact or omission to disclose material facts in relation to transactions occurring in the business and financial matters of Employer; (vii) Executive’s continued performance of Executive’s duties in an incompetent, unprofessional, unsuccessful, insubordinate or negligent manner subsequent to written notice thereof by Employer which notice specifies with reasonable clarity the failure to perform alleged to give rise to Cause (in no case, however, shall Employer be required to give more than one notice as to a particular type of failure).
          (d) Good Reason. Executive may terminate his employment hereunder for “Good Reason” in the event of any material failure on the part of Employer to comply with any of its material obligations of this Agreement, which failure has not been cured within ten (10) days after written notice thereof has been given by Executive to Employer specifying the acts or omissions of Employer alleged to give rise to Good Reason.
          (e) Other Terminations. Employer may terminate Executive’s employment hereunder other than for Cause or Disability, and Executive may terminate his employment other than for Good Reason in each case subject to the provisions of this Agreement.
8. Termination Procedure.
          (a) Notice of Termination. Any termination of Executive’s employment by Employer or by Executive (other than termination pursuant to Section 7(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 15.
          (b) Date of Termination. “Date of Termination” shall mean (i) if Executive’s employment is terminated by his death, the date of his death, (ii) if Executive’s employment is terminated pursuant to Section 7(b), thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iii) if Executive’s employment is terminated pursuant to Section 7(c),

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the date specified in the Notice of Termination, (iv) if Executive terminates his employment for Good Reason, ten (10) days after Notice of Termination if Employer’s breach shall be uncured, and (v) if Executive’s employment is terminated pursuant to Section 7(e), immediately upon written notice delivered by the terminating party to the other, unless such notice designates a different termination date.
9. Compensation Upon Termination.
          (a) Death; Disability; Termination By Employer without Cause or By Executive for Good Reason. If Executive’s employment is terminated by reason of his death or Disability or by Employer without Cause or by Executive for Good Reason, Employer shall pay to Executive (or his legal representatives or estate or as may be directed by the legal representatives of his estate, as the case may be), (i) six (6) equal monthly installments of an amount per installment equal to one-twelfth of Executive’s Base Salary (determined as of the Date of Termination), and (ii) a lump sum cash payment, within five days following such Date of Termination, of an amount equal to any earned but unpaid Base Salary or bonus due to Executive in respect of periods through the Date of Termination plus accrued vacation in accordance with Employer’s vacation policy (as described in Section 9(a)(ii), the “Accrued Amounts”). All sums outlined in Sections 9(a)(i) and 9(a)(ii) shall be subject to all required deductions and withholdings. The amount set forth in Section 9(a)(i) shall be payable if and only if the Executive shall have executed and not revoked on no later than the 30th day following the Date of Termination a full Release and Covenant not to sue the Employer and its employees, officers, directors and stockholders.
          (b) Cause or By Executive Other than for Good Reason. If Executive’s employment is terminated by Employer for Cause or by Executive other than for Good Reason, then Employer shall pay Executive, within five (5) days following such Date of Termination, in a lump sum cash payment, the Accrued Amounts.
10. No Mitigation. Executive shall not be required to mitigate amounts payable pursuant to Section 9 of this Agreement by seeking other employment or otherwise, nor shall such payments be reduced on account of any remuneration earned by Executive attributable to employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Executive to Employer or otherwise.
11. Confidentiality; Non-Competition.
          (a) Non-Disclosure and Non-Use of Confidential Information. Executive shall not disclose any Employer Confidential Information to any third party (other than accountants, lawyers and other third parties engaged by and working at the behest of Employer) without the specific written consent of Employer and shall use Employer Confidential Information solely for the benefit of Employer. Executive shall hold all and any Employer Confidential Information in confidence.

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          (b) Definition of Employer Confidential Information. For purposes of this Agreement, “Employer Confidential Information” includes, in whatever form or format, all non-public information — disclosed to or known to Executive as a direct or indirect consequence of or through Executive’s employment with Employer — about Employer, its parents or subsidiaries, its technology, finances, business methods, plans, operations, services, products and processes (whether existing or contemplated), or any of its directors, executives, employees, clients, prospective clients, agents or suppliers, including all information relating to software programs, source codes or object codes; computer systems; computer systems analyses, testing results; flow charts and designs; product specifications and documentation; user documentation; sales plans; sales records; sales literature; customer lists, prospect list and files; research and development projects or plans; marketing and merchandising plans and strategies; pricing strategies; price lists; sales or licensing terms and conditions; consulting sources; supply and service sources; procedure or policy manuals; legal matters; financial statements; financing methods; financial projections; and the terms and conditions of business arrangements with its parent, clients, suppliers, banks, or other financial institutions. Employer Confidential Information shall not include information that is in his possession legally and without restriction as of the Effective Date of this Agreement.
          (c) Proprietary Information Obligations. Employer respects the right of every employer to protect its confidential and proprietary information. Employer specifically wishes to prevent Executive or any individual interested in employment with Employer from using on behalf of Employer or disclosing to Employer at any time before, during or after Executive’s employment with Employer any confidential or proprietary information belonging to any other employer. Executive represents to Employer that he will not use or otherwise exploit third party confidential or proprietary information in the performance of his duties hereunder. Further, between the date of this Employment Agreement and the date Executive begins employment with Employer, Executive will continue to comply with any executory obligations to protect Executive’s current employer’s confidential and proprietary information. Executive’s failure to observe those continuing obligations could result in Employer’s refusal to hire or, if discovered after Executive has already begun employment with Employer, disciplinary action up to and including termination of Executive’s employment.
          (d) Non-Competition. In consideration of Employer’s promises and payments under this Agreement, Executive agrees that, during the Employment Period and for a period of six (6) months thereafter (the “Restricted Period”), Executive shall not (as principal, agent, executive, consultant, volunteer or otherwise), engage (other than on behalf of Employer or its Affiliates) directly or indirectly, in a Competing Business (as defined below) anywhere in the territory of the United States, or, without the prior consent of Employer, directly or indirectly, advise, own an interest in, manage, operate, join, control, lend money or render financial, technical or other assistance (other than customary professional courtesies afforded to members of the business community) to or participate in or be connected with, as an officer, executive, partner, stockholder, consultant, advisor or other similar capacity, any Competing Business; provided, however, that ownership of securities having no more than one percent of the outstanding voting power of any competitor which are listed on any national securities exchange or traded actively in the national

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over-the-counter market shall not be deemed to be in violation of this sub-section so long as Executive has no other connection or relationship with such competitor that would not be permitted hereby. For purposes hereof, “Competing Business” means the business of developing, designing, publishing, marketing, maintaining or distributing databases and software applications and services that are competitive with products or services of Employer, are generally referred to as “multi- tenant real estate management applications” and are generally used at multi-tenant real estate developments by personnel engaged in the operation, leasing, pricing, promotion and maintenance of multi-tenant units. Without limitation of the foregoing, multi-multi-tenant real estate development management applications, data bases and services shall include software used in screening potential tenants, performing accounting functions, providing a community web site, providing tenant incentives, performing market research, and communicating via the Internet with applicants, residents, service providers, suppliers and advertising providers, providing utility billing management solutions, providing electronic payment solutions or marketing resident insurance solutions.
          (e) Non-Interference with Licensees. Executive hereby agrees that, during the Restricted Period (other than on behalf of Employer or its Affiliates), Executive shall not in any way directly or indirectly, for the purpose of conducting or engaging in a Competing Business, call upon, solicit, respond to, advise or otherwise do, or attempt to do business with any then-existing or Past customer or licensee of Employer or any Affiliate of Employer or take away or attempt to interfere with any then-existing or Past customer, licensee, trade, business or patronage of Employer or any Affiliate. For purposes of this Section 11(e), the term “Past” customer or “Past” licensee shall refer to any former customer or licensee of Employer within six (6) months of their having ceased to be a customer or licensee of Employer.
          (f) Non-Interference with Employees. Executive hereby agrees, during the Restricted Period, not to, directly or indirectly, hire or retain, attempt to hire or retain, any of Employer’s then- existing or Past officers, executives, employees, representatives, consultants or agents, not to induce any such to give up employment with or representation of Employer or any Affiliate and not to otherwise interfere with, or attempt to interfere with, the relationship of any such with Employer or any Affiliate. For purposes of this Section 11(f), the term “Past” officer, executive, employee, representative, consultant or agent of Employer shall refer to any former officer, executive, employee, representative, consultant or agent of Employer within six (6) months of their having ceased to be an officer, executive, employee, representative, consultant or agent of Employer or any Affiliate.
          (g) Non-Interference with Business Relationships. Executive hereby agrees, during the Restricted Period, that Executive shall not, directly or indirectly, for the purpose of conducting or engaging in a Competing Business, attempt to interfere with, impair, or adversely affect any contractual relationships or business relationships between the Company and any of the technology or distribution companies with whom the Company has strategic relationships.

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          (h) Non-Disparagement. Executive hereby agrees, that during the Restricted Period, Executive shall not disparage either orally or in writing the Company, its products or services, or its officers, directors, or employees.
          (i) Injunctive Relief. Executive recognizes and agrees that the injury the Company will suffer in the event of a breach of this Section 11 may cause the Company irreparable injury that cannot adequately be compensated by monetary damages alone. Therefore, in the event of a breach of this Section 11 by Executive, or any attempted or threatened breach, Executive agrees that the Company, without limiting any legal or equitable remedies available to it, may be entitled to equitable relief by preliminary and permanent injunction or otherwise, without the necessity of posting any bond or undertaking, against Executive and/or the business enterprise with which Executive may have become associated, from any court of competent jurisdiction.
12. Reasonableness of Restrictions. Executive expressly acknowledges and agrees that the covenants and restrictive agreements contained in this Agreement are reasonable as to scope, location, and duration and that observation thereof will not cause Executive undue hardship or unreasonably interfere with Executive’s ability to earn a livelihood and practice Executive’s present skills and trades. Executive has consulted with legal counsel of his selection regarding the meaning of such covenants and restrictions, which have been explained to his satisfaction.
13. Successors; Binding Agreement.
          (a) Employer’s Successors. Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its businesses and/or assets (“Transaction”) to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Employer may honor the obligation set forth in the preceding sentence through execution in the course of consummating the Transaction of either a specific assignment and assumption agreement relating to the obligations set forth herein, or a general assignment and assumption agreement. Failure of Employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a material breach of a material provision of this Agreement and shall entitle Executive to compensation in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, the “Employer” shall mean Employer as hereinbefore defined and any successor to the business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.
          (b) Executive’s Successors. This Agreement shall not be assignable by Executive. This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors,

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heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee or, if there be no such designee, to Executive’s estate.
14. Indemnification. To the fullest extent permitted by law, Employer shall indemnify Executive (including the advancement of legal, accounting and other expert expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred by Executive in connection with the defense of any lawsuit or other claim to which he is made a party by reason of performing his responsibilities as an officer or executive of Employer or any of its subsidiaries.
15. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered to a national overnight delivery service or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as set forth in the Preamble of this Agreement or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. No notices may be given via e-mail or facsimile transmission.
16. Severability. Should any term, condition, provision or part of this Agreement be found to be unlawful, invalid, illegal or unenforceable, that portion shall be deemed null and void and severed from the Agreement for all purposes, but such illegality, or invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Agreement, and the remainder of the Agreement shall remain in full force and effect, unless such would be manifestly inequitable or would serve to deprived either party of a material part of what it bargained for in entering in this Agreement.
17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
18. Withholding. Notwithstanding any other provision of this Agreement, Employer may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.
19. Executive’s Representations, Warranties and Covenants. Executive represents, warrants and covenants to Employer that (i) the terms of this Agreement and his employment by the Employer do not and will not breach any agreement between Executive and any other entity; (ii) that Executive has not previously assumed any obligations inconsistent with those of this Agreement; (iii) that Executive will not disclose to the Employer, or to any director, officer, executive or agent thereof, any confidential or proprietary information or material

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belonging to any other entity, including, without limitation, Executive’s previous employer; and (iv) that during Executive’s employment by the Corporation, he will not use or attempt to use without prior permission of the owner thereof, any confidential or proprietary information or material belonging to any other entity in behalf of the Employer. Executive further agrees and covenants that, during the term of this Agreement and his employment by Employer, he will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by Executive in confidence or in trust prior to employment with Employer, and Executive will not disclose to Employer, or induce or cause Employer to use, any confidential or proprietary information or material belonging to any previous employer or others.
20. Governance of Employment Relationship. To the extent not governed by the specific provisions hereof, the employment relationship between Executive and Employer shall be governed by the Employer’s general rules, policies, procedures and plans relating to employment and executive benefits.
21. Outside Fees. Executive agrees and covenants not to solicit or receive any income or other compensation from any third party doing business with Employer, including, without limitation, any supplier, client, customer, or executive of Employer, in connection with his employment with Employer.
22. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and an authorized officer of Employer. No waiver by any party hereto at any time of any breach by the other parties hereto of, or compliance with, any condition or provision of this Agreement to be performed by any such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Any termination of Executive’s employment or of this Agreement shall have no effect on any continuing obligations arising under this Agreement, including without limitation, the right of Executive to receive payments pursuant to Section 9 hereof and the obligations of Executive described in Section 11 hereof.
23. Applicable Law, Venue, Jurisdiction and Arbitration. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Texas (without regard to the principles of conflicts of law). This Agreement has been entered into in Denton County, Texas and it shall be performable for all purposes in Denton County, Texas. Any action or proceeding concerning, related to, regarding, or commenced in connection with the Agreement must be brought in a state or federal court located in Denton or Dallas County, Texas, and the parties to the Agreement hereby irrevocably submit to the personal jurisdiction of such courts and waive any objection they may now or hereafter have as to the venue of any such action or proceeding brought in any such court, or that any such court is an inconvenient forum. Each party shall have the option, in the event of a dispute arising out of or relating to this Agreement, to submit said dispute to arbitration in Denton County, Texas, pursuant to the rules of the American Arbitration Association. The decision of the Arbitrator shall be final

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and binding on the parties and judgment upon the award may be entered in any of the aforementioned courts having jurisdiction over this Agreement.
24. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, letters of intent, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by an officer, executive or representative of any party hereto; and any prior agreement of the parties hereto in respect to the subject matter contained herein. Executive acknowledges and agrees that no officer, executive or representative of Employer is authorized to offer any term or condition of employment which is in addition to or different than those set forth in this Agreement.
[SIGNATURE PAGE TO FOLLOW]

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     IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Agreement on the Effective Date.
REALPAGE, INC.

By:	/s/ Stephen T. Winn
By:	Stephen T. Winn
Its:	President and Chief Executive Officer

/s/ William Van Valkenberg
William Van Valkenberg, an individual

Exhibit A
REALPAGE, INC,
AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT
     Unless otherwise defined herein, the terms defined in the Amended and Restated 1998 Stock Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant”) and Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A (together, the “Option Agreement”).
     Name:
     Address:
     The undersigned (the “Participant”) has been granted an Option to purchase Common Stock of the Corporation, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:	$

Total Number of Shares Granted:

Total Exercise Price :	$

Type of Option:	Incentive Stock Option

Non-Qualified Stock Option

Term/Expiration Date:

        Vesting Schedule:
     Subject to any accelerated vesting provisions in the Plan, this Option shall be exercisable, in whole or in part, according to the following vesting schedule:
     Five percent (5%) of the Shares subject to the Option shall vest quarterly beginning on the first day of the calendar quarter immediately following the Vesting Commencement Date for fifteen (15) consecutive calendar quarters, and the remaining twenty-five percent (25%) of the Shares subject to the Option shall vest on the first day of the next following calendar quarter so that the Option shall be fully vested on                     , subject to Participant continuing to be an Employee or

Consultant of the Corporation, a Parent Corporation or a Subsidiary (a “Service Provider”) through each such vesting date.
     Termination Period:
     This Option shall be exercisable for nintey (90) days after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability or after having reached Retirement Age, in which case this Option shall be exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 20.03 of the Plan.
     If the Optionee’s employment with the Corporation terminates, the unvested portion of this Option will immediately terminate except as otherwise provided by Article XVI of the Plan.
     Notwithstanding the foregoing, Participant acknowledges and agrees that, (i) if Optionee’s employment terminates for Cause, or (ii) if Participant’s employment terminates by reason of a Voluntary Termination, and Participant engages in any Acts Harmful to the Interest of the Corporation within one (1) year after the Voluntary Termination, or (iii) if Participant engages in any Acts Harmful to the Interest of the Corporation within one (1) year after the Voluntary Termination, then the Participant will immediately forfeit any right to exercise this Option, whether it is vested or unvested.
     Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. Participant further agrees to notify the Corporation upon any change in the residence address indicated below.

PARTICIPANT	REALPAGE, INC.

Signature	By

Print Name	Print Name

Title

Residence Address

EXHIBIT A
TERMS AND CONDITIONS OF STOCK OPTION GRANT
     1. Grant of Option. The Committee hereby grants to the Participant named in the Notice of Stock Option Grant (“Participant”), an option (the “Option”) to purchase the number of shares of Common Stock set forth in the Notice of Stock Option Grant (the “Shares”), at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 21.02 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.
          If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Non-Qualified Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Committee, the Corporation or any Parent Corporation or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
     2. Exercise of Option.
          (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.
          (b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Committee may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised in accordance with Section 11.04 of the Plan which specifies that the Option shall not be exercised at any time as to less than one hundred (100) Shares (or less than the number of Shares as to which the Option is then exercisable, if that number is less than one hundred (100) Shares), and such other representations and agreements as may be required by the Corporation. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Corporation of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.
          No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

     3. Participant’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, Participant shall, if required by the Corporation, concurrently with the exercise of all or any portion of this Option, deliver to the Corporation his or her Investment Representation Statement in the form attached hereto as Exhibit C.
     4. Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Corporation or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Corporation held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Corporation not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Corporation filed under the Securities Act (or such other period as may be requested by the Corporation or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).
          Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Corporation or the representative of the underwriters of Common Stock (or other securities) of the Corporation, Participant shall provide, within ten (10) days of such request, such information as may be required by the Corporation or such representative in connection with the completion of any public offering of the Corporation’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Corporation may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 4.
          (a) Method of Payment. Payment of the aggregate Exercise Price shall be in a manner in accordance with Section 11.05 of the Plan.
     5. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Corporation, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

     6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.
     7. Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.
     8. Tax Obligations.
          (a) Tax Withholding. Participant agrees to make appropriate arrangements with the Corporation (or the Parent Corporation or Subsidiary employing or retaining Participant) for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Corporation may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.
          (b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Corporation in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Corporation on the compensation income recognized by Participant.
          (c) Code Section 409A. Under Code Section 409A, an Option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value Per Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the Participant. Participant acknowledges that the Corporation cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value Per Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value Per Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.
     9. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Corporation and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Corporation and

Participant. This Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Texas.
     10. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE CORPORATION (OR THE PARENT CORPORATION OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE CORPORATION (OR THE PARENT CORPORATION OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

EXHIBIT B
AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
EXERCISE NOTICE
RealPage, Inc.
4000 International Parkway
Carrollton, Texas 75007-1913
Attention: Secretary
     1. Exercise of Option. Effective as of today,                     , ___, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase                                          shares of the Common Stock (the “Shares”) of RealPage, Inc. (the “Corporation”) under and pursuant to the Amended and Restated 1998 Stock Incentive Plan (the “Plan”) and the Stock Option Agreement dated                                         ,                      (the “Option Agreement”).
     2. Delivery of Payment. Participant herewith delivers to the Corporation the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.
     3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
     4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to the Option, notwithstanding the exercise of the Option. The Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Article XIX of the Plan.
     5. Corporation’s Right of First Refusal. Before any Shares held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Corporation or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 5 (the “Right of First Refusal”).
          (a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Corporation a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the

Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Corporation or its assignee(s).
          (b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Corporation and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.
          (c) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Corporation or its assignee(s) under this Section 5 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Corporation in good faith.
          (d) Payment. Payment of the Purchase Price shall be made, at the option of the Corporation or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Corporation (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.
          (e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Corporation and/or its assignee(s) as provided in this Section 5, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 5 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Corporation, and the Corporation and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.
          (f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 5 notwithstanding, the transfer of any or all of the Shares during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family shall be exempt from the provisions of this Section 5. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 5, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 5.
          (g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Corporation to the general public, or (ii) a transaction described in Section 20.02 of the Plan in which the successor corporation has equity securities that are publicly traded.

     6. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Corporation for any tax advice.
     7. Restrictive Legends and Stop-Transfer Orders.
          (a) Legends. Participant understands and agrees that the Corporation shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Corporation or by state or federal securities laws:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE CORPORATION’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE CORPORATION OR THE MANAGING UNDERWRITER
          (b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Corporation may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Corporation transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) Refusal to Transfer. The Corporation shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     8. Successors and Assigns. The Corporation may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Corporation. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
     9. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Corporation forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.
     10. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the State of Texas. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.
     11. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Corporation and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Corporation and Participant.

Submitted by:	Accepted by:

PARTICIPANT	REALPAGE, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

Date Received

EXHIBIT C
INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:

CORPORATION	:	REALPAGE, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:

DATE	:
     In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Corporation the following:
     (a) Participant is aware of the Corporation’s business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
     (b) Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Corporation is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.
     (c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise shall be exempt from registration under the Securities Act. In the event the Corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Corporation, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.
          In the event that the Corporation does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Corporation; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.
     (d) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT

Signature

Print Name

Date